UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39158	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2025, the Company was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the Company’s previously disclosed noncompliance with Nasdaq Listing Rule 5550(a)(2), Nasdaq has determined to delist the Company’s common stock and warrants from the Nasdaq Capital Market and, accordingly, will suspend trading in the Company’s common stock and warrants effective at the open of business, on May 20, 2025. Nasdaq further indicated that it would file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”).

The Company has applied and been approved to have its common stock and warrants quoted on the OTC Markets’ OTCQB® market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over the counter. The Company expects that trading of the Company’s common stock and warrants will commence on the OTCQB® market tier at the open of business on May 20, 2025, under its current trading symbols, APCX and APCXW.

The transition to the quotation of the Company’s common stock and warrants on the OTC Markets will have no effect on the Company’s business or operations. The Company will continue to file periodic and other required reports with the SEC under applicable federal securities laws, which will be available on the SEC’s website, www.SEC.gov.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation – Chairman of the Company’s Board of Directors

On May 19, 2025, Luke D’Angelo resigned as Chairman of the Company’s Board of Directors and as an employee of AppTech Payments Corp. (the “Company”). Mr. D’Angelo’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. D’Angelo’s replacement has not been determined at this time.

Resignation – President, Chief Operating Officer & Director

On May 19, 2025, Virgilio Llapitan resigned as President, Chief Operating Officer & Director of AppTech Payments Corp. (the “Company”). Mr. Llapitan’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Llapitan’s replacement(s) has not been determined at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: May 19, 2025	By:	/s/ Thomas DeRosa
Thomas DeRosa
Chief Executive Officer

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